Exhibit 10.10.1

Certain confidential information contained in this document, marked by [***], has been omitted because Sunshine Silver Mining & Refining Corporation (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

CERRO LOS GATOS LEAD CONCENTRATE SALES AGREEMENT

This Cerro Los Gatos Lead Concentrate Sales Agreement (“Agreement”) is made basis the business confirmation dated April 14, 2019 and shall be effective as of July 11, 2019 between

Operaciones San Jose de Plata S. de C.V., (“Seller”), a joint venture between Sunshine Silver Mining and Refining Corporation, Denver, Colorado, U.S.A. and Dowa Metals & Mining Co., Ltd., Tokyo, Japan, a corporation under the laws of Mexico, having an office at Gabriel Mancera No. 1041 Del Valle, Mexico 03100, Benito Juarez Distrito Federal Mexico, Mexico,

and

Metagri S.A. de C.V. at Campos Eliseos 223 – Piso 8, Col. Polanco, C.P. 11560 Ciudad de Mexico, Tax-ID: MET 050609 SMA (“Buyer”).

Seller hereby agrees to sell and deliver to Buyer and Buyer hereby agrees to purchase, accept delivery of and pay for Lead Concentrate under the following terms and conditions.

1.     Definitions:

(a) “Business Day” means a calendar day, other than Saturday, Sunday or a day observed as a bank or public holiday in the United States of America, or Mexico.

(b) “Concentrate” means lead concentrate produced at Seller’s Mine in Chihuahua, Mexico as defined in Clause 2 Concentrate Description.

(c) “Warehouse” means Buyer’s designated warehouse in Manzanillo, Mexico or any other location designated by Buyer as a warehouse or parity delivery location in Mexico, at Buyer’s option.

(d) “Delivery” means that Seller places the Concentrate at the disposal of the Buyer ready for unloading the Concentrate from trucks at the Warehouse, commonly known as “Delivered at Place, or DAP at the warehouse”.

(e) “Day” means a calendar day.

(f) “Month” means a calendar month.

(g) “Year” means a calendar year.

(h) “Mine” means Seller’s Cerro Los Gatos Mine in Chihuahua, Mexico.

(i) Abbreviations. Abbreviations used in this Agreement have the meanings set out below:

•      “metric tonne” means 2,204.62 pounds, or 1,000 kilograms avoirdupois.

•      “dmt” means dry metric tonne of 1,000 kilograms dry weight.

•      “wmt” means wet metric tonne of 1,000 kilograms wet weight.

•      “ounce(s), oz.” means one troy ounce of 31.1035 grams.

•      “ppm” means part per million.

•      “Dollars” and “Cents” mean lawful currency of the United States of America.

•      “LME” means London Metal Exchange.

•      “LBMA” means London Bullion Market Association.

•      “DAP” means Delivered At Place (according to INCOTERMS 2010).

(j) “Market Day” means any day during which price is established at the London Metal Exchange for lead and London Bullion Market for silver and gold.

(k) “Month and Date of Delivery” means in respect of any delivery of the Concentrate, the calendar day and the calendar month during which a Monthly Lot has been delivered at Buyer’s nominated Warehouse, as evidenced by the date of the Warehouse receipt.

(1) “Contractual Year” means the period commencing on January 1 of one calendar year and ending on December 31 of the same calendar year, excluded the year 2019, which commences on August 1, 2019 until December 31, 2019.

(m) “Warehouse Certificate” means the warehouse certificate substantially in the form attached to this Agreement as Appendix No. 1.

(n) “Monthly Lot” shall mean all Concentrate delivered by Seller to Buyer in one calendar month.

(o) “DAP” shall mean Delivered at Place according to Incoterms 2010.

2. Concentrate Description:

(a) The Concentrate produced at the Mine shall conform to the approximate analyses as follows. Buyer’s exclusive remedies for any failure of Concentrate to conform to the description are set forth in Section 2(b).

	Typical	High	Low
Pb	[***]
Zn	[***]
Cu	[***]
Cd	[***]

S	[***]
Fe	[***]
Al2O3	[***]
SiO2	[***]
CaO	[***]
MgO	[***]
Ni	[***]
Co	[***]
Sn	[***]
Mn	[***]
Hg	[***]	[***]	[***]
As	[***]	[***]	[***]
Sb	[***]	[***]	[***]
Bi	[***]	[***]	[***]
Se	[***]
Au	[***]	[***]	[***]
Ag	[***]	[***]	[***]

(b) The Concentrate to be shipped hereunder shall conform to International Maritime Solid Bulk Cargoes (“IMSBC”) Code.

(c) The Concentrate shall be free flowing, otherwise be free from deleterious impurities harmful to normal smelting / and or refining processes. The Concentrate shall also be produced from natural galena ore and using conventional flotation recovery processes, as produced from the Seller’s production facility which is currently under development by Seller. Except as provided in Section 2(d) below. Seller anticipates and agrees to use its best endeavors that the Concentrate sold to Buyer shall exhibit approximately the specifications in Section 2(a) above. Buyer acknowledges that the source of the Concentrate is a new mine and plant, as a result of which the composition of the Concentrate may vary from the anticipated specifications set out in Section 2(a), specifically, as agreed in Section 2(d) below. Buyer’s sole remedy for failure to meet such specifications shall be as set forth in this Agreement, specifically, as set out in Section 2(e) below.

(d) Buyer and Seller agree that due to the Seller’s processing plant’s initial commissioning, the Concentrate to be delivered during August 2019 and September 2019 can depart from the typical composition stated in Section 2 (a) above. Notwithstanding, Seller agrees to use its reasonable endeavors to deliver Concentrate that conforms to the typical composition stated in Section 2 (a) above for the August 2019 and September 2019 deliveries. Seller will notify Buyer of, the expected composition of the August 2019 and September 2019 deliveries at least 10 (ten) days prior the date of Delivery. Buyer shall confirm the expected composition is acceptable to be delivered promptly.

(e) In the event that the composition of the Concentrate departs materially from the typical composition, i.e. falls below or beyond the range of typical assays of the Concentrate as stated in Section 2 (a] above (off-spec Concentrate), Seller will advise Buyer prior to the shipping allocations from Seller’s processing plant being made. Seller and Buyer shall negotiate in good faith with full disclosure to overcome any significant hardship or technical difficulty which Buyer or the receiving smelter (if Buyer or the receiving smelter has not blended the Concentrate with other materials or lead concentrate from other sources) may suffer as a result hereof.

Buyer retains the right to reject off spec Concentrate and all costs to return the off-spec Concentrate to the Seller will be borne by Seller.

3. Quantity:

(a) Seller shall sell and deliver, and Buyer shall purchase, accept delivery of and pay for:

(i) For Contractual Year 2019: Full production of the Mine from August 1, 2019 to December 31, 2019, estimated to be [***] dmt of Concentrate, plus/minus [***] in Seller’s option, of Concentrate.

(ii) For Contractual Year 2020: Full production of the Mine from January 1, 2020 to December 31, 2020, estimated to be [***] dmt of Concentrate, plus/minus [***] ([***] percent) in Seller’s option. Seller shall inform Buyer of an updated estimation of the full production of the Mine for Contractual Year 2020 prior to September 30, 2019.

(iii) For Contractual Year 2021: Full production of the Mine from January 1, 2021 to December 31, 2021, estimated to be [***] dmt of Concentrate, plus/minus [***] in Seller’s option. Seller shall inform Buyer on an updated estimation of the full production of the Mine for Contractual Year 2021 prior to September 30, 2020.

Buyer shall have the option to declare that the terms (price, quotational period) agreed for Contractual Year 2020 shall be applied to Contractual Year 2021. Buyer shall declare this option prior to October 15, 2020. Otherwise, Buyer and Seller shall discuss and agree on the terms for Contractual Year 2021 prior to November 30, 2020 or on another mutually agreed date between Buyer and Seller.

4. Duration:

(a) This Agreement shall be effective from August 1, 2019 through December 31, 2021. Not later than one year prior to such termination, the Parties shall meet in good faith to discuss and undertake reasonable efforts to agree upon the terms of a further contract to cover the purchase and sale of Concentrate beyond such termination, provided that any failure by either Party to agree on the terms of any new contract shall not give rise to any liability or affect the termination of this Agreement.

(b) However, upon termination of the Agreement, the terms and conditions of the Agreement that pertain to activities prior to termination shall remain in full force and effect until all obligations, including, but not limited to, financial obligations have been fulfilled by Buyer and Seller.

5. Delivery:

The Concentrate will be delivered DAP to the Warehouse, according to Incoterms 2010.

6. Shipment:

Seller shall deliver the Concentrate in bulk on trucks, in Monthly Lots to be delivered from August 1, 2019 until December 31, 2021.

7. Title, Risk of Loss or Damage and Insurance:

7.1 Risk of loss or damage to the Concentrate shall pass from Seller to Buyer upon Delivery of Concentrate at the Warehouse ready to be unloaded from Seller’s arriving means of transport in accordance with the INCOTERMS 2010, as defined in Section 1 (d) above.

7.2 Title to the Concentrate shall pass from Seller to Buyer upon first provisional payment made by Buyer to the Seller.

7.3 Insurance shall be covered by Seller until Delivery [as defined in Section 1 (d)].

8. Sale Price:

The Sale Price of the Concentrate shall be the sum of Payables less Deductions.

(a) Payables:

(i) Lead:

Buyer shall pay for [***]% of lead content of the Concentrate (subject to minimum deduction of [***] units) at the average of the LME Lead Cash Settlement prices as published on Fastmarkets MB (former “Metal Bulletin”) during the quotational period.

(ii) Gold:

Buyer shall pay for [***]% of gold content of the Concentrate (subject to minimum deduction of [***] gram/dmt of Concentrate) at the average of daily mean of the Morning (AM) and Afternoon (PM) LBMA (London Bullion Market Association) fixing prices of gold as published on Fastmarkets MB (former “Metal Bulletin”) during the quotational period.

(iii) Silver:

Buyer shall pay for [***]% of silver content of the Concentrate (subject to minimum deduction of [***] grams/dmt of Concentrate) at the average of daily LBMA Cash Settlement silver price, as published on Fastmarkets MB (former Metal Bulletin), during the quotational period.

(b) Deductions:

(i)            Treatment Charge (all in USD):

• For Contractual Year 2019: $[***]/dmt of Concentrate, DAP Buyer’s nominated Warehouse in Buyer’s option. This treatment charge is based on an applicable lead price of $[***]/mt, and subject to increase by $[***]/dmt of Concentrate for every $1 the applicable lead price exceeds $[***]/mt up to and including $[***]/mt. Thereafter, the treatment charge shall be increased by $[***]/dmt of Concentrate for every $l/mt the applicable lead price exceeds $[***]/mt.

There shall be no reduction of the $[***]/dmt of Concentrate for lead prices below $[***]/mt (no downscale shall be applicable).

• For Calendar Year 2020: $[***]/dmt of Concentrate, DAP Buyer’s nominated Warehouse in Buyer’s option. This treatment charge is based on an applicable lead price of $[***]/mt, and subject to increase by $[***]/dmt of Concentrate for every $1 the applicable lead price exceeds $[***]/mt up to and including $[***]/mt lead price. Thereafter the treatment charge shall be increased by $[***]/dmt of Concentrate for every $1 the applicable lead price exceeds $[***]/mt.

There shall be no reduction of the $[***]/dmt of Concentrate for lead prices below $[***]/mt (no downscale shall be applicable).

(ii)           Refining Charges (all in USD):

•      Gold Refining Charge for Contractual Years 2019 and 2020: $[***]/payable oz. of gold.

•      Silver Refining Charges:

•      For Contractual Year 2019:

For the first [***] grams of payable silver: $[***]/payable oz. of silver.

For the silver content in excess of [***] grams of payable silver up to and including [***] grams of payable silver, $[***]/oz. of payable silver.

For the silver content in excess of [***] grams of payable silver, $[***]/payable oz. of silver.

This Silver Refining Charge is based on a silver metal price of $[***] per ounce and shall be:

•      increased by $[***] for each $1.00 the final applicable silver metal price, as set out in Clause 9. Quotational Period below, exceeds $[***] per ounce of silver metal;

all fractions pro rata.

•      For Contractual Year 2020:

For the first [***] grams of payable silver: $[***]/payable oz. of silver.

For the silver content in excess of [***] grams of payable silver up to and including [***] grams of payable silver: $[***]/oz. of payable silver.

For the silver content in excess of [***] grams of payable silver: $[***]/payable oz. of silver.

This Silver Refining Charge is based on a silver metal price of $[***] per ounce and shall be:

•      increased by $[***] for each $1.00 the final applicable silver metal price, as set out in Clause 9. Quotational Period below, exceeds $[***]. per ounce of silver metal;

all fractions pro rata.

(iii)          Penalties:

None, but Buyer and Seller shall negotiate in good faith in case the Concentrate contains deleterious elements materially out of the Specification set out in Section 2(a).

(iv)          Sale Price for Contractual Year 2021:

Buyer shall have the option to declare that the Sale Price agreed for Contractual Year 2020 shall be applied to Contractual Year 2021. Buyer shall declare this option prior to October 15, 2020. Otherwise, Buyer and Seller shall discuss and agree on the terms for Contractual Year during prior November 30, 2020 or on another mutually agreed date between Buyer and Seller.

9. Quotational Period:

(a) At Buyer’s option, the quotational period for all payable metals and price participation, to be declared separately for each metal, shall be the average of either the first calendar month following the month of each Monthly Lot’s Delivery (M+1) or the third calendar month following the month of each Monthly Lot’s Delivery (M+3) as evidenced by Warehouse certificate as per Appendix No. 1. Such option shall be declared by Buyer prior to the beginning of the quotational period.

(b) Seller and Buyer shall mutually agree the quantities of each metal that shall be priced, and any excess or deficit shall be priced basis 1 or 2 unknown future Market Days mutually agreed by Buyer and Seller after final weights and final assays are known, or otherwise as mutually agreed.

10. Payment / Settlement:

(a) Buyer shall make a provisional payment to Seller equal to [***] of Seller’s provisional invoice value based on Seller’s weight, assays and average metal prices during the month preceding the month of Concentrate Delivery, within seven days after Delivery of the Concentrate at the Warehouse, against presentation of the following documents to Buyer:

•      Original Warehouse Certificate satisfactory to Buyer and Seller, putting the Concentrate conforming to this Agreement at Buyer’s disposal in the Warehouse without prejudice to the Seller’s delivery obligations and the Buyer’s payment obligations, as per Appendix No. 1.

•      The Seller’s provisional invoice based on the Warehouse Certificate weight, the provisional assays certificate or Seller’s assays certificate if the assays certificate from Alfred H. Knight, Manzanillo, Mexico is not available, and the average metal prices during the month preceding the month of Delivery.

•      Final Weight Certificate of the delivered Concentrate issued by the independent supervision company appointed jointly by Buyer and Seller.

(b) Buyer shall make the second provisional payment to Seller against Seller’s provisional invoice bringing the total provisional payment to [***] of the provisional invoice within 60 days after Delivery of the Concentrate.

(c) Final settlement of accounts either by Buyer or Seller shall be made within 10 business days upon receipt of all relevant information for such purpose.

If on the final settlement date for the specific Concentrate being final settled, Seller is indebted to Buyer by reason of having received provisional payments in excess of the amount due pursuant to final settlement, then Seller will refund such excess amount to Buyer upon Buyer’s first request.

(d) All amounts due by Buyer to Seller or by Seller to Buyer under or in relation to this Agreement not paid when due shall bear interest at a rate per annum equal to the London Interbank Fixing (One Month) money rate as published in the London Financial Times under the column entitled “World Interest Rate”, plus [***] per annum calculated daily.

(e) All payments on account of the Sale Price must be made by wire transfer to the bank, branch and account number provided by Seller to Buyer in writing from time to time.

11. Weighing, Sampling and Moisture Determination:

(a) Concentrate shall be weighed, sampled and moisture determined upon arrival of the Concentrate at Buyer’s Warehouse under the inspection of an internationally recognized supervision company appointed by Seller and Buyer and in lot sizes of approximately 250 (two hundred and fifty) wmt in accordance with international practice. All sampling costs shall be shared equally between Buyer and Seller.

The final wet weight shall be the wet weight measured upon Delivery of the Concentrate at the Warehouse under the supervision of an internationally recognized supervision company less 0.35%. The moisture thus determined shall be final for settlement purposes.

(b) Sampling Procedure:

(i)            For Moisture Determination:

Each trimmed truck of approximately 35 (thirty-five) wmt, will be sampled in 5 (five) positions, spread evenly across the surface of the truck, using a manual, twin-bladed posthole digger.

Each increment to be taken from the full depth of the concentrate incorporating Concentrate from the full vertical column. The 5 (five) increments to be combined to form a single sub-sample, used to represent the moisture content of the trimmed truck.

The sub-sample to be kept in a well closed plastic bag, impervious to moisture and processed as soon as possible. The complete moisture sample would be kept in a sealed cooler and sent to a lab jointly selected by Buyer and Seller at the end of the shift (when liberated by the Warehouse), the lab would then break the seal on the sample bag, quickly mix the sample on a steel table and then take duplicate 1 (one) kilogram samples using the increment method for moisture determination. These samples would be dried at 105 (one hundred and five) degrees Celsius for a minimum of 8 (eight) hours until constant weight is obtained. The average of the 2 (two) results obtained will be reported for moisture content. The moisture thus determined shall be final for settlement purposes.

(ii)           For Quality:

•      Each truck will be sampled once discharged and homogenized;

•      The Concentrate will be extended with a pay loader;

•      After extending the Concentrate, the bottom of the shovel of the pay loader will be used to break up any agglomeration formed due to moisture content and then the Concentrate will be scooped back into the pile. This process will be repeated until all the agglomerations appear to be broken up;

•      The Concentrate will be formed into a bed between 30 (thirty) to 40 (forty) centimeters high;

•      A grid will be then formed and 30/40 (thirty/ forty) increments will be taken by means of a sampling spear from the center of each square with sampling spear reaching the full depth of the Concentrate. A sample of about 80 (eighty) kilograms will be obtained per each truck and passed by mesh 1/8” (one eight inch). The sample will be spread out on an stainless steel panel, the Concentrate will be spread out until the Concentrate will be approximately 5 (five) centimeters in height which was divided in square sections of about 10 centimeters per side, from which will be taken increments with a JIS (Japanese Industrial Standards) 5 (five) shovel and placed into 4 (four) stainless steel drying tray filling the trays one by one until each tray contained approximately 1 (one) kilogram of Concentrate which will be dried to be prepared (pulverized) to 100% (one hundred percent) -140 (one hundred and forty) mesh;

•      The unused Concentrate left over from the sample reduction will be returned to the stockpile.

(c) Buyer shall provide 8 (eight) complete sets of sealed samples from each lot for distribution as follows:

•              2 complete sets of sealed samples for Seller.

•              2 complete sets of sealed samples for Buyer.

•                                          2 complete sets of sealed samples for Buyer’s receiver.

•                                          2 complete sets to be kept by independent supervision company for umpire purposes.

Each sample shall be prepared in the internationally acceptable manner with a minimum sample weight of 250 (two hundred and fifty) grams or as otherwise mutually agreed by the parties.

12. Assaying:

(a) Assays for lead, gold and silver contents shall be made independently by Seller and Buyer from the samples obtained in accordance with Section 11 above and results of such assays shall be exchanged simultaneously by airmail or courier or another mutually agreed manner within 60 (sixty) calendar days after arrival of the Concentrate at Buyer’s designated Warehouse. The assays for the Payables i.e. lead, silver and gold shall be exchanged on a lot-by-lot- basis and for Penalties (if any) on a composite basis. Determination for gold and silver assays shall be made in accordance with fire assay methods corrected for slag loss and cupel absorption and losses for evaporation.

(b) If the difference between Seller’s and Buyer’s assay results is not more than the following splitting limits, then the exact mean of the two results shall be taken as the agreed assay for final settlement:

Lead:	[***].
Gold:	[***]/dmt of Concentrate.
Silver:	[***]/dmt of Concentrate.

(c) If the difference is more than the above splitting limits, both parties shall consult in order to reach an acceptable settlement. In case no agreement has been reached between Seller and Buyer, an umpire assay shall be made by one of the following mutually agreed laboratories to be rotated on a lot-by-lot basis:

Alfred H Knight International Ltd.

Kings Business Park

Kings Drive

Prescot

Knowsley

L34 1PJ

UK

Laboratory & All Deliveries

The John Knight Laboratory

Kings Business Park

Prescot

Knowsley

L34 1PJ

UK

or

ALS Inspection UK Ltd. (former Stewart Group)

1 A Caddick Road

Knowsley

Prescot, L34 9HP

England

or

Laboratory Services International BV

Pittsburghstraat 9

3047 BL, Rotterdam

THE NETHERLANDS

or

SGS NEDERLAND B.V.

Malledjik 18

Postbus 200

3200 AE Spijkenisse

THE NETHERLANDS

If the umpire assay falls between the assays of Seller and Buyer, or coincides with either, then the arithmetic mean of the umpire assay and that of the party whose assay result is nearer to that of umpire shall be taken as final for settlement purposes. Otherwise, the middle assay of the three assays shall be final for settlement.

(d) The costs of the umpire assay or assays shall be borne by the party whose assay result is further from the umpire’s assay. If the umpire assay is the exact mean of the assays of Seller and Buyer, the cost of the umpire shall be borne equally by Seller and Buyer.

13. Taxes and Fees:

All applicable taxes and fees in Mexico, including the Value Added Tax related to the sale of the Concentrate, shall be paid to Seller by a Mexican entity of the Buyer with each payment due as determined and paid in Section 11. All Concentrate sales with Seller will be settled within Mexico.

Seller confirms that all the necessary licenses and permits required to export, to countries outside of Mexico, the Concentrate contracted herein have been obtained. Buyer confirms that all the necessary licenses and permits required to import the Concentrate contracted herein have been obtained.

14. Force Majeure:

(a) If performance or observance by a party (the “Affected Party”) of all or any of its obligation under this Agreement, other than obligations for payment of money when due, is prevented, hindered or delayed by Force Majeure, as defined in Section 14(b) below, then the Affected Party is excused from performance or observance of those obligations to the extent and for the period that performance or observance is prevented, hindered or delayed by Force Majeure, and the other party is excused from the performance of obligations dependent thereon and the parties are not liable to each other for damages or otherwise to the extent that performance or observance of the obligations is excused under this Section 14(a). The Affected Party must give notice to the other party declaring the event of Force Majeure within 3 business days of the occurrence of the event of Force Majeure. Where such notice is not given within the time required, Force Majeure shall not justify the non-fulfillment of any obligations under this Agreement. The Affected Party shall keep the other party informed regularly of any material changes in anticipated effect of Force Majeure previously declared by the Affected Party, and when known to the Affected Party.

(b) “Force Majeure” means any cause beyond the reasonable control of either party, that prevents or interferes with the performance under this Agreement, whether or not similar to the causes enumerated below, including but not limited to any law, rule or regulation, , sanctions law including but not limited to prohibitions on export or import and/ or prohibitions applying to a nominated or carrying vessel, act of God, war fire, explosion, environmental limitation, flood or other natural disasters. Strike, lockout, civil disturbance or commotion, riot or armed conflict, or other action or inaction caused by a person not party, or affiliate of a party to this Agreement, but excluding lack of money and credit.

(c) Both parties agree to use their respective reasonable efforts to cure any event of Force Majeure to the extent that it is reasonably possible to do so, it being understood that the settlement of strikes, lockouts, and any other industrial disputes shall be within the sole discretion of the party asserting Force Majeure.

(d) Failure to deliver or accept delivery of the Concentrate which is excused by or results of an event of Force Majeure shall extend the term of this Agreement for a period equal to the period of such failure. If such a failure caused by an event of Force Majeure shall continue for more than 90 (ninety) calendar days, then the party not having declared Force Majeure shall have the right by written notice to cancel the affected quantity of the Concentrate with immediate effect.

(e) If Force Majeure or suspension declared by Buyer continues for more than 30 consecutive days, Seller may sell Concentrate otherwise deliverable to Buyer hereunder to third parties and that Concentrate thus sold shall be applied toward the minimum quantities Seller must deliver under this Agreement.

(f) If Force Majeure or suspension declared by Seller continues for more than 30 consecutive days, Buyer may purchase from third parties other lead concentrates not exceeding the quantity that would have been delivered hereunder, but for the Force Majeure or suspension.

(g) The Affected Party giving notice of Force Majeure must give notice to the other party of the termination of the Force Majeure or suspension promptly after termination occurs, and the party shall resume as promptly thereafter as is practicable the performance and observance of their obligations under this Agreement.

(h) Except by Buyer’s written agreement, the aforesaid shall not apply regarding Concentrate in respect of which the Quotational Period has been declared by Buyer. In this case, Buyer and Seller shall find a reasonable solution for both sides in a fair and equitable manner.

15. Governing Law and Arbitration:

(a) Governing Law:

This Agreement, including the arbitration Clause, shall be governed by, interpreted and construed in accordance with the substantive Mexican laws excluding the United Nations Convention on Contracts for the International Sales of Goods of 11 April 1980 (CISG). CISG shall not apply to this Agreement.

(b) Dispute Resolution and Arbitration:

Any dispute arising out of or in connection with this Agreement shall, at first instance, be attempted to resolve through negotiations between the nominated representative of each party, who shall have the authority to settle the same.

Any dispute arising in connection with the Agreement which cannot be resolved by mutual agreement shall be finally settled under the International Chamber of Commerce (ICC) Rules and its applicable procedures (the “Rules”). A Tribunal shall be formed consisting of 3 (three) arbitrators appointed in accordance with the Rules. The seat of arbitration shall be Mexico City. The arbitral proceedings shall be conducted in the Spanish language.

Any arbitral award made shall be final and binding upon Seller and Buyer. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement as the case may be.

Each party hereby irrevocably waives any and all right to a trial by jury in any legal proceeding arising out of or relating to this agreement or any other transaction document or the transactions contemplated hereby or thereby.

16. Assignment:

(a) Either party may assign this Agreement to a third person with the prior written consent of the other party. Such consent shall not be withheld or delayed unreasonably.

(b) No assignment of this Agreement releases the assignor of its obligations and liabilities to the other party under or in relation to this Agreement, unless otherwise agreed expressly in writing between the parties.

17. Notices:

Any notice given by either of the parties hereto to the other under this Agreement shall be in writing and shall be sent by registered mail or courier or delivered personally against signed receipt and shall be directed at the address and to the attention of the respective persons hereafter:

(a) If to Seller at:

Operaciones San Jose de Plata, S. de R.L. de C.V.

Gabriel Mancera No. 1041 Del Valle

Mexico 03100

Benito Juarez, Distrito Federal Mexico

Attention: Emir Toledo

Telephone: 52-614-220-1483

Email Address: etoledo@mprmex.com

With copies to:

Sunshine Silver Mining & Refining Corporation

1660 Lincoln Street

Suite 2750

Denver, Colorado, U.S.A.

Attention: Roger P. Johnson

Telephone: (303)784-5334

Email Address: roger.johnson@ssmines.com

(b) If to Buyer at:

Metagri S.A. de C.V.

Campos Eliseos 223 — Piso 8

Col. Polanco V seccion

11560 Ciudad de Mexico

Attention: Mr. Erick Toxqui

(c) Addresses, and e-mail addresses for notices may be changed by subsequent notice between parties. Notices given personally shall be deemed delivered when received, In the case of registered mail or courier at the time of first service (pursuant to the delivery receipt).

18. Incoterms:

Unless otherwise specified herein INCOTERMS 2010 and/or any amendments or replacement thereof as of May 15, 2019 shall apply.

19. Total and Partial Loss:

(a) Total Loss/Damage:

In the event of total loss of and/or total damage to the Concentrate prior risk of Concentrate passes over from Seller to Buyer (as set out in clause 7.1), then no payments will be made by Buyer to Seller, and any payment made by Buyer to Seller will promptly be repaid by Seller to Buyer in USD by telegraphic transfer in accordance with Buyer’s instructions.

In the event of total loss to and/or total damage of the Concentrate after risk of the Concentrate has passed from Seller to Buyer (as set out in Clause 7.1), final settlement shall be made as soon as all the necessary details are available and in accordance with the terms of this Agreement. Final Payment shall be made by Buyer within 5 (five) business days after final settlement is made in accordance to this section.

(b) Partial Loss or Damage:

In the event of partial loss of and/or partial damage to the Concentrate prior to Delivery and transfer of risk of loss (as set out in clause 7.1), then no payments will be made by Buyer to Seller for the part of the Concentrate so lost or damaged, respectively any payment made by Buyer to Seller for such lost or damaged Concentrate will promptly be repaid by Seller to Buyer in USD by telegraphic transfer in accordance with Buyer’s instructions. Final settlement of the part of the Concentrate not lost or damaged shall be made as soon as all the necessary details are available, in accordance with the terms of this Agreement. Final Payment shall be made by Buyer within 5 (five) business days after final settlement is made in accordance to this section.

In the event of partial loss to and/or partial damage of the Concentrate after Delivery and transfer of risk of loss of Concentrate has passed over from Seller to Buyer (as set out in Clause 7.1), final settlement shall be made in accordance with the terms of this Agreement. Final Payment shall be made by Buyer within 5 (five) business days after final settlement is made in accordance to this section.

20. Suspension of Quotations:

The metal price quotations specified under this Agreement are the quotations currently in general use for the pricing of the metal contents of the Concentrate. In the event that any of these price quotations ceases to exist, ceases to be published or should no longer be internationally recognised as the basis of the settlement of the Concentrate under the Agreements, then upon the request of either party Buyer and Seller will promptly consult together with a view to agreeing on a new pricing basis and on the date for bringing such basis into effect. The basic objective will be to secure continuity of fair pricing.

21. Limitation of Liability and Warranties:

In no event shall either Party be liable for indirect, consequential or special damages (including loss of profits) resulting from its performance or non-performance of its obligations hereunder.

Buyer assumes all risks involved in the use or possession of the Concentrate after completion of Concentrate Delivery at the Warehouse.

Seller assumes all risks involved in the use or possession of the Concentrate prior completion of Concentrate Delivery at the Warehouse.

22. Compliance Clause:

Both parties warrant, represent and undertake to the other party that they will comply with all applicable laws, rules and regulations including without limitation to sanctions, anti-corruption, anti-money laundering and tax laws in performing this Agreement.

23. Sanctions Clause:

Each party represents and warrants to the other party that:

(a) neither it nor any of its subsidiaries or affiliates (collectively, the “Company”) or directors, senior executives or officers, or to the knowledge of the Company, any person on whose behalf the Company is acting in connection with the Agreement, is an individual or entity (“Person”) that is, or is 50% (fifty percent) or more owned or controlled by, a Person (or Persons) that is the subject of any economic or financial sanctions or trade embargoes administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Departments of State or Commerce, the United Nations Security Council (“UNSC”), the European Union (“EU”), Switzerland or other applicable sanctions authority (collectively “Sanctions”) or based, organized or resident in a country or territory that is the subject of comprehensive (i.e. country-wide or territory-wide) Sanctions (including as of the date of signature of this Agreement, Crimea, Cuba, Iran, North Korea and Syria) (a “Sanctioned Country”) (collectively a “Sanctioned Person”);

(b) no Sanctioned Person has any beneficial or other property interest in the Agreement nor will have any participation in or derive any other financial or economic benefit from the Agreement; and

(c) it will not use, or make available, the Concentrate or funds (as applicable) provided by Seller in terms of the Agreement to fund or facilitate any activities or business of, with or related to any Sanctioned Country or Sanctioned Person, or in any manner that would result in a violation of Sanctions.

If either party has sufficient evidence showing that the other party has breached this clause, it may (without incurring any liability of any nature to the other party whatsoever) terminate or suspend all or any part of the Agreement with immediate effect by notice to the other party or take any other action it deems necessary in order for the other party to comply with applicable sanctions. The defaulting party shall be liable for any and all costs, liabilities and expenses whatsoever incurred by the non-defaulting party due to them exercising their rights under this clause. Any exercise by the party of its right under this clause shall be without prejudice to any other rights or remedies of the other party under the Agreement.

24. The Seller hereby represents and warrants that:

(a) As of the date of this agreement, Minera Plata Real is the only holder of the Mining Concessions or mining leasehold interests as shown in Appendix No. 2 to this Agreement, as appearing in the Public Mining Registry, and therefore is entitled to all the rights derived from the same, in accordance with article 15 of the Mining Law

‘Ley Minera’ and other applicable provisions on the matter issued by Mexican authorities and such rights are free and clear of any encumbrances, mortgages, liens, rights of first refusal or third-party liabilities and/or any limitation and/or restriction under the law That would prevent Seller’s performance of its obligations under this Agreement.

(b) Minera Plata Real has the unconditional right to explore and exploit the Mining Concessions as shown in Appendix No.2 to this Agreement which is duly recorded in the Public Mining Registry.

(c) The minerals/concentrates that are being sold by means of this Agreement are a product of the legal exploration and exploitation of Minera Plata Real as shown in Appendix No.2 to this Agreement.

(d) Seller will cooperate and support the Buyer by providing the required documentation and by performing any commercially reasonable acts in order for the Buyer to obtain the permits and/or authorizations that may be required by Mexican or any other authorities in order to commercialize, export, sell and/or distribute the Concentrates sold to the Buyer.

25. Liability in Case of Eviction:

The Seller hereby expressly agrees to accept liability in case of eviction as if it shall have acted in bad faith under the terms of articles 2119, 2121, and 2127 of the Mexican Federal Civil Code.

26. General Clause:

(a) The terms and conditions of this Agreement and the settlement information shall be kept confidential by both parties, except in so as disclosure is required to royalty payees, by law or the rules of any stock exchange, in connection with any financing or issuance of securities by Seller or Buyer, or deemed appropriate in connection with communication to shareholders or securities analyst.

(b) No amendment to this Agreement is valid or binding upon the parties, unless it is in writing and executed by the parties.

(c) All provisions of this Agreement are severable and no provision is affected by the invalidity of any other provision, except to the extent that invalidity also renders that other provision invalid. If any provision is contrary to any law, the parties agree to observe and perform all provisions of this Agreement as if that unlawful provision were not contained in this Agreement.

(d) No approval, consent or waiver by either party to or of any breach by the other party in the performance or observance of its obligations under this Agreement is an approval, consent or waiver to or of any other breach or continuing breach. Failure by either party to complain of any breach by other party in the performance or observance of its obligations under this Agreement, irrespective of how long the breach continues, is not a waiver of the rights of either party under or relating to this Agreement. All approvals, consents and waivers given by either party are not enforceable, unless in writing and signed by that party.

(e) This Agreement inures to the benefits of, and is binding upon each of the parties and their respective successors.

(f) This Agreement is the complete and entire agreement between the parties with respect to the purchase and sale of Concentrate. All representations, warranties, conditions, terms, agreements, understandings and communications given or made before the date of this Agreement and whether written or oral, are not of legal effect.

(g) If a remedy for breach of this Agreement by either party is specified in this Agreement that remedy is exclusive. Otherwise, rights and remedies available to a party under the law governing this Agreement are applicable.

(h) This Agreement may be executed in one or more counterparts, each of which shall be considered an original for all purposes. This Agreement shall be deemed to have been executed by all parties when each such party has executed this Agreement or a counterpart thereof and delivered said executed Agreement (or counterpart) to the other party.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day of the year first above written.

OPERACIONES SAN JOSE DE	METAGRI S.A. de C.V.
PLATA S. DE R.L. DE C.V.

/s/ Roger Johnson	/s/ Erick Toxqui
by: Roger Johnson	by: Erick Toxqui
METAGRI
S.A. DE C.V.

Appendix No. 1 to CERRO LOS GATOS LEAD CONCENTRATE SALES AGREEMENT

WAREHOUSE CERTIFICATE

DATE

WAREHOUSE RECEIPT NUMBER

ADDRESS

This document contains the terms and conditions whereby TERMINAL DE SERVICIOS HAZESA, SA. DE C.V., hereinafter “HAZESA”, shall hold the goods deposited by _Operaciones San Jose de Plata S. de C.V.(hereinafter the “Depositor”) to be received by Metagri SA. de C.V. (hereinafter the “Receiver / Beneficial Owner”) as well as any document connected thereto; the goods shall be released by HAZESA as per instructions of and as requested by Depositor prior to the transfer of title and by the Receiver/Beneficial Owner after the transfer of title.

a)                                     HAZESA hereby confirms that in accordance with instructions received by Depositor, HAZESA shall hold the following goods:

Description of the Generic Concentrate:

Quantity:

Lot size Identification:

Mine: Cerro Los Gatos

The foregoing description is for identification purposes; however, HAZESA cannot verify the quality and consistency of the composition of and characteristics of the concentrate, because this is not included in its corporate purpose, and because HAZESA has not taken part in the technical and scientific sampling process; therefore, said goods are only identified per gender in accordance with common characters as per Depositor’s statement.

b)                                     The goods are placed at the warehouse located on Avenida del Trabajo Número 101, Colonia Tapeixtles, C.P. 28239, Manzanillo, Colima.

c)                                      The goods shall be kept safe, secure, segregated from any other goods and in an area clearly marked and identifying the goods as Depositor’s property and in good condition.

d)                                     Receiver/Beneficial Owner and/or any inspector assigned thereby are entitled to inspect the goods and take samples thereof at any time; therefore, HAZESA shall allow access upon request and all rights necessary for that purpose.

e)                                      This receipt will expire as soon as HAZESA has received the certificate of release of goods.

f)                                       HAZESA shall ensure that the goods are not mortgaged, pledged, sold, or even removed, without authorization in writing from the Depositor prior the transfer of title and by Receiver/Beneficial Owner after the transfer of title.

g)                                      HAZESA shall not release or dispose of the goods, except under express order by Depositor prior the transfer of title and by Receiver/Beneficial Owner after the transfer of title.

h)                                     HAZESA shall hold the goods that are the subject matter hereof, as received and return them along with their documents, if any, upon request.

i)                                         In the event of loss due to an unforeseen event or force majeure, HAZESA shall send timely notice to the Depositor and Receiver/Beneficial Owner prior the transfer of title and to the Receiver/Beneficial Owner after the transfer of title.

j)                                        HAZESA states that at the time of issuing this document, there is no action intended to withhold the goods as lien with the purpose of guaranteeing another credit upon Depositor.

k)                                     Should there be any controversy in connection with the contents hereof, this document shall be governed and construed under Mexican laws; therefore, any dispute shall be dealt with at the Federal Tribunals in Mexico City.

Authorized Signature

LIC. RAUL SANDOVAL LOPEZ
TERMINAL DE SERVICIOS HAZESA, S.A. DE C.V

Jifinera Plata Rd,S. de R.L. de C.V. Hoja decum imientode obligaciones. Pago de derechos soln mineria 1 semestre de 2019. PROYECTOLOSGATOS DA·TPC 141.67llllfo 111.sm61 690.00 Tlli €911 2SJ.3J Tlli 1Sa33:!3l33 665.00 Tiu !65 O.SO null 0.5 690.00 nm S!ill M N 110133333l 1'10J.J3 TMl 15833 Tlllo 1!3.3333333 183.33 Tllilo 1083.33l33l n1.67 Tlli 121.6666167 MIIIIOO.lOTf TnULAR NUM.ot TITUl.O Slll'fRfiCU: HAS. IJIIICACMiN Cl.AS!IIE COKilllll EXPEOICION VIGUCIA CUOTA1t19 PAGOARfAI.IlAR !ADOS fRAttOM1 UnenaS dellUetv 231094 9.1:)00 S!ltw,CIIIIIabua UIEAA 26.04.2011 250. 4.2)61 9l. 1161.100 TAOOSfRACCIJN 2 lliiera PlliJRea[S.tfeRL deC.V. 237696 «.0000 S!levo,Cllhlaht! UHERA 26.641. 011 25.M61 93. f14000 SANLUS Uileral'lllaRealS.deR.L detV. 136911S 16.CCCI Salew,Ciilluahua UNEAA lli11101t 1)(11.2000 93.94 1'51000 SANLU2 Unera l'll!iS.deRUetV. 13&i94 423901 Slle'.,1!:*8bul UliAA 1&1l2011 17.1l2061 93.94 niii.OO SANW53 Uie11 PRea[S. tfeRL deC.V. 2lll42 0.0111 Saltw,CIIilelllla Ulf AA 23.0S.llll1 12.1li211ll 46.97 3.01 VlAHIIFAACCON I Unen Rea[ s.de RL de tV. 237!61 «.CCCII Salevo,Olhulil UHERA 2112.2010 20.12.2!Ef 93. f1l0.110 Wl AOORAJ)A lliiera i'I!IJReJI,S.dtRL C.V. 123J92 40.0000 5&1!1'1,01iluahua UllfAA 09121001 83.12.2n54 165.32 li1QIII AGAVIAMA UilerJPI!ReatS lfeR.LdeC.V. 237137 10.0000 Salffl,Chlllabua UiiRA 19.11.2011 1&1111160 93.94 950JI LIRA2 FAACCilN I UnmaS.deR.LdetV. mm lll.2621 Sai!VO,CIIhllllila UllAA 21.D21WI 10.11L2051 165.32 .00 LiliA 2FRACCON I Uileiii'I!IJ Rel[S.d!R.UieC.V. :!6.1!02 SaleYO,CliiiU!UI UHEAA 21.02.1007 10.0211167 16532 4'3311DO

Minera Plata Real, S. de R.L. de C.V.

Hoja de cumplimiento de obligaciones. Pago de derechos sobre minería 1 semestre de 2019.

PROYECTO LOS GATOS

DA - TPC

NOMBRE DEL LOTE	TITULAR	NUM. DE TITULO	SUPERFICIE HAS.	UBICACIÓN	CLASE DE CONCESION	EXPEDICION	VIGENCIA	CUOTA 2019	PAGO A REALIZAR			
LOS ESTADOS FRACCION 1	Minera Plata Real, S. de R.L. de C.V.	237694	9.0000	Satevo, Chihuahua	MINERA	26.04.2011	25.04.2061	93.94	850.00	141.6666667	141.67	Titulo
LOS ESTADOS FRACCION 2	Minera Plata Real, S. de R.L. de C.V.	237695	44.0000	Satevo, Chihuahua	MINERA	26.04.2011	25.04.2061	93.94	4'140.00	690	690.00	Titulo
SAN LUIS	Minera Plata Real, S. de R.L. de C.V.	236908	16.0000	Satevo, Chihuahua	MINERA	05.10.2010	04.10.2060	93.94	1'520.00	253.3333333	253.33	Titulo
SAN LUIS 2	Minera Plata Real, S. de R.L. de C.V.	238694	42.3904	Satevo, Chihuahua	MINERA	18.10.2011	17.10.2061	93.94	3'990.00	665	665.00	Titulo
SAN LUIS 3	Minera Plata Real, S. de R.L. de C.V.	240452	0.0111	Satevo, Chihuahua	MINERA	23.05.2012	22.05.2062	46.97	3.01	0.5	0.50	Titulo
LA GAVILANA FRACCION 1	Minera Plata Real, S. de R.L. de C.V.	237461	44.0000	Satevo, Chihuahua	MINERA	21.12.2010	20.12.2060	93.94	4'140.00	690	690.00	Titulo
PAULA ADORADA	Minera Plata Real, S. de R.L. de C.V.	223392	40.0000	Satevo, Chihuahua	MINERA	09.12.2004	08.12.2054	165.32	6'620.00	1103.333333	1'103.33	Titulo
LA GAVILANA	Minera Plata Real, S. de R.L. de C.V.	237137	10.0000	Satevo, Chihuahua	MINERA	19.11.2010	18.11.2060	93.94	950.00	158.3333333	158.33	Titulo
MEZCALERA 2 FRACCION I	Minera Plata Real, S. de R.L. de C.V.	228829	39.2621	Satevo, Chihuahua	MINERA	21.02.2007	20.02.2057	165.32	6'500.00	1083.333333	1'083.33	Titulo
MEZCALERA 2 FRACCION II	Minera Plata Real, S. de R.L. de C.V.	228830	26.1402	Satevo, Chihuahua	MINERA	21.02.2007	20.02.2057	165.32	4'330.00	721.6666667	721.67	Titulo
MEZCALERA 2 FRACCION III	Minera Plata Real, S. de R.L. de C.V.	228831	29.0859	Satevo, Chihuahua	MINERA	21.02.2007	21.02.2057	165.32	4'820.00	803.3333333	803.33	Titulo
LOS GATOS	Minera Plata Real, S. de R.L. de C.V.	231498	19711.6889	Satevo, Chihuahua	MINERA	04.03.2008	03.03.2058	165.32	3'259'000.00	543166.6667	543'166.67	Titulo
LOS GATOS 2	Minera Plata Real, S. de R.L. de C.V.	228850	10719.5765	Satevo, Chihuahua	MINERA	22.02.2007	21.02.2057	165.32	1'772'500.00	295416.6667	295'416.67	Titulo
LOS GATOS 3	Minera Plata Real, S. de R.L. de C.V.	231076	27.2846	Satevo, Chihuahua	MINERA	16.01.2008	15.01.2058	165.32	4'520.00	753.3333333	753.33	Titulo
LOS GATOS 4	Minera Plata Real, S. de R.L. de C.V.	238511	52596.9673	Satevo, Chihuahua	MINERA	23.09.2011	22.09.2061	93.94	4'941'300.00	823550	823'550.00	Titulo
LOS VERANOS	Minera Plata Real, S. de R.L. de C.V.	238573	14739.8002	Satevo, Chihuahua	MINERA	23.09.2011	22.09.2061	93.94	1'384'957.00	230826.1667	230'826.17	Titulo
MEZCALERA	Minera Plata Real, S. de R.L. de C.V.	228249	4991.6263	Satevo, Chihuahua	MINERA	17.10.2006	16.10.2056	165.32	825'516.00	137586	137'586.00	Titulo
			103'086.8335					TOTAL	12'225'656.00	2037609.3	2'037'609.33	
										12225656	12'225'656.00	

23